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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                    _______

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                   ________


Date of Report (Date of earliest event reported):        February 13, 2001


                             MEDINEX SYSTEMS, INC.
            (Exact Name of Registrant as Specified in its Charter)


               DELAWARE                   000-26337           82-0514605
     (State or Other Jurisdiction     ----------------     (I.R.S. Employer)
        of Incorporation or           (Commission File   Identification Number)
           Organization)                  Number)

                             806 WEST CLEARWATER LOOP, SUITE N
                POST FALLS, ID                                  83854
    (Address of Principal Executive Offices)                  (Zip Code)

     Registrants telephone number, including area code:    (208) 777-4203


     ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

Votenet Solutions, Inc.
----------------------

          On February 13, 2001, Medinex Systems, Inc., formerly known as Netivation.com, Inc. ("Medinex"), sold substantially all of the assets of its Political division, which included the assets of its subsidiary corporations, Raintree Communications Corporation, Public Disclosure, Inc., Net.Capitol, Inc., and U.S. Congress Handbooks, Inc., along with certain other political-related assets and liabilities, to Votenet Solutions, Inc. ("Votenet") in exchange for cash consideration of $1,150,000. Votenet, a Delaware corporation, was established for the purpose of this acquisition and will continue servicing the political and public policy communities formerly served by Medinex. The assets were sold to Votenet pursuant to an Asset Purchase Agreement dated as of
February 9, 2001.   These assets and the revenues previously

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derived from them were substantially all of the operations of the Company's
Political segment for financial reporting purposes.

Prior to the closing, Glen Hughlette, the President of Votenet Solutions, Inc. was the Chief Executive Officer of Medinex Systems, Inc.'s political division. There was no other material relationship between Votenet, and Medinex, or either of the companies' affiliates.

               The amount of cash consideration received by Medinex was $1,150,000. The purchase price was the result of arm's-length negotiation between Votenet and Medinex, based on Votenet's and Medinex's evaluation of the fair market value of the Medinex assets sold.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

     (a) (b) Pursuant to Item 310 of Regulation S-B(c) and (d), there are no required financial statements or pro-forma financial information to be filed as an amendment to this report.

     (c)       Exhibits.

               2.1 Asset Purchase Agreement, dated as of February 9, 2001, by and between Votenet Solutions, Inc. and Medinex Systems, Inc., formerly known as Netivation.com, Inc. All exhibits and schedules pertaining thereto are available upon request from Medinex.

               99.1 Press Release dated February 14, 2001.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

     Dated as of February 27, 2001.

                                           MEDINEX SYSTEMS, INC.

                                           By  /s/  Anthony J. Paquin
                                           -------------------------------------
                                           Anthony J. Paquin
                                           President and Chief Executive Officer

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